Exhibit 99.1

Valera Pharmaceuticals, Inc. Announces Intention to Delist from

NASDAQ upon Consummation of the Proposed Merger with

Indevus Pharmaceuticals, Inc.

Cranbury, N.J., April 6, 2007 – Valera Pharmaceuticals (NASDAQ:VLRX), today announced that it has submitted a request to the NASDAQ Stock Market, Inc. for withdrawal of its common stock from The Nasdaq Global Market following the closing of the proposed merger among Valera, Indevus Pharmaceuticals, Inc. (NASDAQ: IDEV), and a wholly owned subsidiary of Indevus. Valera’s proposed delisting is contingent, among other conditions, upon stockholder approval and closing of the merger. To effect the delisting, Valera will file a Form 25 with the Securities and Exchange Commission and NASDAQ.

Proposed Valera-Indevus Merger

Indevus and Valera jointly announced on December 12, 2006, that they had entered into a definitive agreement under which Indevus will acquire Valera in a stock-for-stock transaction valued at approximately $120 million. The merger has been approved by the boards of directors of both companies and is expected to be completed on or around April 17, 2007. Closing of the merger is subject to approval of Valera’s stockholders, approval of Indevus’ stockholders, and other customary closing conditions. Valera will hold a special meeting of stockholders to consider and vote on a proposal to approve the merger. Valera has mailed the definitive proxy statement and other related materials to its stockholders of record as of March 12, 2007, in connection with this meeting. The meeting is scheduled for April 17, 2007, and if approved by stockholders the merger is expected to close on or about April 17, 2007. The delisting will become effective on the closing date.

Additional Merger Information and Where to Find It

In connection with the merger between Valera and Indevus, Indevus filed a registration statement on Form S-4 with the SEC on January 29, 2007, containing a preliminary joint proxy statement/prospectus and other relevant materials. Indevus filed a joint proxy statement/prospectus with the SEC on March 13, 2007. This final joint proxy statement/prospectus was mailed on or about March 14, 2007 to the stockholders of Valera and Indevus seeking their approval for the transaction. INVESTORS AND SECURITY HOLDERS OF VALERA AND INDEVUS ARE URGED TO READ THE FINAL JOINT PROXY STATEMENT/PROSPECTUS AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT VALERA, INDEVUS AND THE MERGER. The registration statement and joint proxy statement/prospectus and other relevant materials (when they become available), and any other documents filed by Valera or Indevus with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents (when they are available) filed with the SEC by Valera by contacting Valera Pharmaceuticals, Inc., 7 Clarke Drive, Cranbury, NJ 08512 Attn: Investor Relations. Investors and security holders may obtain free copies of the documents filed with the SEC by Indevus by directing a request to: Indevus Pharmaceuticals, Inc., 33 Hayden Avenue, Lexington, MA 02421-7966, Attn: Investor Relations.

Participants in the Merger Solicitation

Valera, Indevus and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of Valera and Indevus in favor of the merger. Information regarding Valera’s directors and executive officers and their ownership of Valera common stock is set forth in Valera’s Annual Report on Form 10-K for the year ended December 31, 2006, which was filed with the SEC on February 22, 2007. Information about the executive officers and directors of Indevus and their ownership of Indevus common stock is set forth in Indevus’ Annual Report on Form 10-K for the year ended September 30, 2006, which was filed with the SEC on December 7, 2006, as amended by the Annual Report on Form 10-K/A filed with the SEC on January 26, 2007, Indevus’ Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2006, which was filed with the SEC on February 8, 2007, and the proxy statement for Indevus’ 2007 Annual Meeting of Stockholders, which was filed with the SEC on January 29, 2007. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of Valera, Indevus and their respective executive officers and directors in the merger by reading the joint proxy statement/prospectus regarding the merger.

About Valera Pharmaceuticals

Valera Pharmaceuticals is a specialty pharmaceutical company focused on developing, acquiring, and commercializing products to treat urology and endocrinology diseases and disorders. Utilizing its innovative Hydron technology, Valera is developing soft, compact and flexible hydrogel-based implants which can be designed to release therapeutic agents at a controlled rate for up to twelve months. VANTAS(R), a patent protected once-per-year implant currently marketed by Valera for the palliative treatment of advanced prostate cancer, employs this drug delivery technology. A second product, SUPPRELIN(R)-LA is a twelve-month implant currently under review by the FDA for the treatment of central precocious puberty. Additional information about Valera Pharmaceuticals is available at: http:// www.valerapharma.com.

About Indevus Pharmaceuticals

Indevus is a biopharmaceutical company engaged in the acquisition, development and commercialization of products to treat urological, gynecological and men’s health conditions. The Company’s marketed products include SANCTURA(R) for overactive bladder and DELATESTRYL(R) to treat male hypogonadism. The compounds in development include SANCTURA XR(TM), the once-daily formulation of SANCTURA, NEBIDO(R) for male hypogonadism, PRO 2000 for the prevention of infection by HIV and other sexually-transmitted pathogens, IP 751 is for interstitial cystitis, pagoclone for stuttering, and aminocandin, which the Company recently out-licensed to Novexel.

Patients who have urinary retention, gastric retention, uncontrolled narrow-angle glaucoma or hypersensitivity to SANCTURA should not use SANCTURA. DELATESTRYL is contraindicated in men with carcinomas of the breast or with known or suspected carcinomas of the prostate.

This press release contains forward-looking statements that are not historical facts but rather are based on current expectations, estimates and projections about Valera’s industry, beliefs and assumptions. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks” and “estimates,” and variations of these words and similar expressions, are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond Valera’s control, are difficult to predict and could cause actual results to differ materially from those expressed, implied or forecasted in the forward-looking statements. In addition, the forward-looking events discussed in this press release might not occur. These risks and uncertainties include, among others, those described in “Risk Factors” contained in Valera’s Form 10-K which is being filed with the SEC on or about February 22, 2007, and as may be further updated from time to time, as well as Form S-4 filed by Indevus with respect to the proposed merger discussed above. You are cautioned not to place undue reliance on these forward-looking statements. You should read Valera’s filings with the SEC, including Forms 10-K and 10-Q, the documents that Valera refers to therein and have filed as exhibits, and the Form S-4 filed by Indevus with respect to the proposed merger with the understanding that actual future results and events may be materially different from what Valera currently expects. The forward-looking statements included in this press release reflect Valera’s views and assumptions only as of the date of this press release. Except as required by law, Valera undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events, or otherwise.

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Contact:

Valera Pharmaceuticals

Stuart Z. Levine, Ph.D.

Director, Investor Relations

609-409-9010 Ext. 3202

slevine@valerapharma.com